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FOUNDED 1866

Exhibit 5.01 and Exhibit 23.03

February 25, 2008
Merrill Lynch & Co., Inc.
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

We refer to the filing by Merrill Lynch & Co., Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-132911)(the “Registration Statement”) relating to 255,120,865 shares of Common Stock, $1.331/3 par value per share, of the Company (the “Securities”).

We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates or documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that the Securities are legally issued, fully paid and non-assessable.

Our opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

We consent to the use of this opinion in the Registration Statement and to the reference to our firm’s name in the Prospectus constituting a part of such Registration Statement under the heading “Legal Matters”.

Very truly yours,

/s/ Sidley Austin LLP
      Sidley Austin  LLP

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